Mazars & Guerard, LLP
                                  Certified Public Accountants






January 26, 1999



Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C.  20549

Gentlemen:

We have read Item of the Form 8-K dated January 26, 1999 of Leak-X Environmental Corporation and agree with such statement.


Very truly yours,



/s/ Mazars & Guerard, LLP
Certified Public Acountants